UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Pershing Square Capital Management, L.P. and certain affiliates posted the following material to their Twitter page relating to Automatic Data Processing, Inc.:

ADP Ascending @ADPascending
@jimcramer on $ADP’s competitors: “Two of my favorite companies are ServiceNow and Workday…” [1/2]
8:47 AM – 20 Oct 2017

ADP Ascending Replying to @ ADPascending @jimcramer …and they are chipping away at where I thought $ADP should be now if it weren’t complacent [2/2] CNBC’s Jim Cramer on Why Bill Ackman Deserves a Board … youtube.com

ADP ASCENDING ADP ASCENDING @ADPascending We want to help $ADP improve customer service, invest in teach and increase efficiency. Help us and # VoteGOLD today How to Vote ADP Ascending ADP has informed Broadridge that the record date for voting at the 2017 annual meeting is September 8, 2017. Review Gold Card Voting when available. Adpascending.com 11.30 AM – 20 Oct 2017